UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 2, 2010

APD ANTIQUITIES, INC.

(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-50738

Nevada	91-1959986
(State or jurisdiction of incorporation or organization)	(I.R.S Employer I.D No.)

1314 S. Grand Blvd, Ste. 2-250, Spokane, WA 99202

(Address of principal executive offices)

(509) 744-8590
(Issuer’s telephone number)

___________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2010, APD Antiquities, Inc. (the “Company”) entered into definitive agreements relating to the private placement of $15,000 of its securities through the sale of 600,000 shares of its common stock at $0.025 per share to two accredited investors.  The Purchasers in the private placement were SOTO Holdings, Ltd., and Diamond Dawg Investments LLC.

Upon the closing of the private placement, there will be no fees, commissions, or professional fees for services rendered in connection with the private offering.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02.	Unregistered Sales of Securities.

On May 2, 2010, APD Antiquities, Inc. (the “Company”) issued 600,000 unregistered shares of its common stock, par value $0.001, at $.025 per share from its treasury to two accredited investors in exchange for $15,000 cash.  The Purchasers in the private placement were SOTO Holdings, Ltd., and Diamond Dawg Investments LLC.

 The company sold these restricted shares to further capitalize the Company in order to pay operating expenses and to execute its business plan.

Date	Name	Investment Amount	Shares issued	Share price
05-02-10	SOTO Holdings, Ltd.	$7,500	300,000	$.025
05-02-10	Diamond Dawg Investments, LLC	$7,500	300,000	$.025
TOTAL		$15,000	600,000

In the private placement of the securities referenced under Item 1.01 of this report, APD Antiquities, Inc. is relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D).  Each purchaser has represented to the Company that they are an “accredited investor.”  We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Securities Purchase Agreements, entered into by the Company on May 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APD ANTIQUITIES, INC. (Registrant)

Date: May 6, 2010	By:	/s/ Cindy K. Swank
Cindy K. Swank President and CEO